SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under Rule 14a-12

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CPI AEROSTRUCTURES, INC.

60 Heartland Blvd.
Edgewood, New York 11717
(631) 586-5200

Notice of Annual Meeting of Shareholders
to be held on May 24, 2005

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held at our principal executive offices, located at 60 Heartland Blvd. Edgewood, New York 11717, on Tuesday, May 24, 2005, at 9:00 a.m., to consider and act upon the following matters:

•	To elect two Class I directors to serve for the ensuing three-year period until their successors are elected and qualified;

•	To approve an amendment to our Performance Equity Plan 2000 to increase the number of shares of common stock available for issuance under the plan from 830,000 shares of common stock to 1,230,000 shares of common stock; and

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on April 11, 2005 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are earnestly requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

Edward J. Fred, Secretary

Edgewood, New York
April 22, 2005

CPI AEROSTRUCTURES, INC.

Proxy Statement

Annual Meeting of Shareholders
to be held on May 24, 2005

This proxy statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders to be held at our principal executive offices, located at 60 Heartland Blvd. Edgewood, New York 11717, on Tuesday, May 24, 2005, at 9:00 a.m., and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of meeting of shareholders, the proxy and the annual report to shareholders for the year ended December 31, 2004 are being mailed on or about April 22, 2005 to shareholders of record on April 11, 2005. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

•	to elect two Class I directors to serve for the ensuing three-year period until their successors are elected and qualified;

•	to approve an amendment to our Performance Equity Plan 2000 to increase the number of shares of common stock available for issuance under the plan from 830,000 shares of common stock to 1,230,000 shares of common stock; and

•	any other business that may properly come before the meeting and any and all postponements or adjournments.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 11, 2005, the record date, are entitled to vote at the meeting. As of that date, we had issued and outstanding 5,418,400 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

•	FOR the election of the nominees listed below under Proposal 1; and

•	FOR the approval of the amendment to our Performance Equity Plan 2000 as described below under Proposal 2.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither "for" nor "against" a matter, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the votes cast at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee's favor.

The amendment to our Performance Equity Plan 2000 to increase the number of shares of common stock available for issuance under the plan must be approved by a majority of the votes cast at the meeting with respect to the proposal. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

How do I vote?

You may vote your shares in one of three ways: by mail, facsimile or in person at the meeting. The prompt return of the completed proxy card vote will assist us in preparing for the meeting. Date, sign and return the accompanying proxy in the postage-prepaid envelope enclosed for that purpose. You can specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. If you wish to fax your proxy, please copy both the front and back of the signed proxy and fax same to American Stock Transfer & Trust Co. at (718) 234-2287 (phone: (718) 921-8278).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of April 11, 2005 with respect to the ownership of our common shares by:

•	each person or group who beneficially owns more than 5% of our common shares;

•	each of our directors;

•	our chief executive officer and our other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2004; and

•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of warrants or options. Accordingly, common shares issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of April 11, 2005 have been included in the table with respect to the beneficial ownership of the person owning the options or warrants, but not with respect to any other persons.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Edward J. Fred	403,434	(4)	6.9%
Arthur August	604,419	(5)	10.4%
Vincent Palazzolo	25,000	(6)	*
Walter Paulick	35,000	(7)	*
Kenneth McSweeney	38,334	(8)	*
A. C. Providenti	70,000	(9)	1.3%
Eric Rosenfeld c/o Crescendo Partners 10 East 53rd Street, 36th floor New York, NY 10022	979,334	(10)	17.9%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	364,900	(11)	6.7%
All directors and executive officers as a group (seven persons)	2,155,521	(12)	33.6%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717.

(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws, where applicable.

(3)	There are 5,418,400 shares currently issued and outstanding. Each person beneficially owns a percentage of our outstanding common shares equal to a fraction, the numerator of which is the number of common shares held by such person plus the number of common shares that he can acquire within 60 days of April 11, 2005 upon the exercise or conversion of options, warrants or convertible securities and the denominator of which is 5,418,400 (the number of common shares currently outstanding) plus the number of shares he can so acquire during such 60-day period.

(4)	Includes 398,334 common shares that Mr. Fred has the right to acquire upon exercise of options.

(5)	Includes 385,000 common shares that Mr. August has the right to acquire upon exercise of options. Excludes an aggregate of 3,034 common shares and 5,000 options owned by Mr. August's adult children, all of which shares Mr. August disclaims beneficial ownership. Includes 3,000 common shares owned by Mr. August's wife.

(6)	Includes common shares that Mr. Palazzolo has the right to acquire upon exercise of options. Does not include 25,000 common shares underlying options granted to Mr. Palazzolo that do not become exercisable until May 2006.

(7)	Represents common shares that Mr. Paulick has the right to acquire upon exercise of options.

(8)	Includes 25,000 common shares that Mr. McSweeney has the right to acquire upon exercise of options.

(9)	Represents common shares that Mr. Providenti has the right to acquire upon exercise of options.

(10)	Represents: (a) 46,000 common shares beneficially owned as joint tenants by Mr. Rosenfeld and his wife; (b) 883,334 shares held by Crescendo Partners II, L.P. Series L ("Crescendo Partners II"); and (c) 50,000 common shares that Mr. Rosenfeld has the right to acquire upon exercise of options. Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(11)	The information with respect to Royce & Associates, LLC ("Royce") is based upon the Schedule 13G/A, dated January 21, 2005, filed by Royce with the Securities and Exchange Commission.

(12)	Includes an aggregate of 988,334 common shares that Messrs. Fred, August, Palazzolo, Paulick, McSweeney, Providenti and Rosenfeld have the right to acquire upon exercise of outstanding options.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors (Class I), consisting of Kenneth McSweeney and A.C. Providenti, will expire at this year's annual meeting. The term of office of the second class of directors (Class II), consisting of Walter Paulick and Eric Rosenfeld, will expire at our annual meeting in 2006. The term of office of the third class of directors (Class III), consisting of Arthur August and Edward J. Fred, will expire at our annual meeting in 2007.

Unless authority is withheld, the proxies solicited by our board of directors will be voted "FOR" the election of Messrs. McSweeney and Providenti. Our management has no reason to believe that Messrs. McSweeney and Providenti will not be candidates or will be unable to serve. However, if either should become unable or unwilling to serve as a director, the proxy will be voted for the election of another person as shall be designated by the board of directors.

Information About Directors, Nominees and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Eric Rosenfeld (1)(2)(4)	47	Chairman of the Board of Directors (non-executive)
Edward J. Fred (1)	46	Chief Executive Officer, President and Director
Arthur August (1)	70	Chairman Emeritus and Director
Vincent Palazzolo	41	Chief Financial Officer
Walter Paulick (2)(3)(4)	58	Director
Kenneth McSweeney (2)(3)(4)	73	Director
A. C. Providenti (3)	67	Director
Key Employee
Frank Funicelli	62	Senior Vice President, Business Development

(1)	Member of strategic planning committee.

(2)	Member of compensation committee.

(3)	Member of audit committee.

(4)	Member of nominating committee.

Eric Rosenfeld has been the non-executive chairman of our board of directors since January 2005 and a director and chairman of our strategic planning committee since April 2003. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for fourteen years. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. Since April 2004, Mr. Rosenfeld also has been chairman, president and chief executive officer of Arpeggio Acquisition Corporation, a company that successfully completed an initial public offering in June 2004 and is seeking to effect a merger or business combination with an operating business in the U.S. or Canada. He is also a director of Sierra Systems Group, Inc., a

Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada; a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries; and a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products. Mr. Rosenfeld recently served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company until it was acquired by Kronos Inc. in November 2004. Mr. Rosenfeld recently served as a director and head of the special committee of Pivotal Corporation, a Canadian based customer relations management software company that was sold to chinadotcom in February 2004. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen's University Business Law School Symposia, McGill Law School and the World Presidents' Organization. He also has been a regular guest host on CNBC. Mr. Rosenfeld received an M.B.A. from Harvard University and an A.B. degree in economics from Brown University.

Edward J. Fred has been an officer since February 1995 and a member of our board of directors since January 1999. He was our controller from February 1995 to April 1998, when he was appointed chief financial officer, a position he held until June 2003 and then from January 2004 to May 2004. He was executive vice president from May 2000 until December 2001 and was appointed to the position of president in January 2002 and to the position of chief executive officer in January 2003. For approximately ten years prior to joining our company, Mr. Fred served in various positions for the international division of Grumman, where he last held the position of controller. Mr. Fred holds a Bachelor of Business Administration in Accounting from Dowling College and an Executive MBA from Hofstra University.

Arthur August, one of our founders, has been our chairman emeritus since January 2005 and a director since January 1980. From January 1980 until December 2004, he was chairman of the board of directors and was our president until December 2001 and our chief executive officer until December 2002. From 1956 to 1979, Mr. August was employed by Northrop Grumman Corporation where he last held the position of deputy director. Mr. August holds a certificate in Aeronautical Design from the Academy of Aeronautics, a Bachelor of Science degree in Industrial Management from C. W. Post College, a Masters degree in Engineering from New York University and is a graduate of the Program for Management Development at the Harvard Graduate School of Business.

Vincent Palazzolo has been our chief financial officer since May 2004. From December 2003 to May 2004, he was employed by J.H. Cohn LLP as an audit partner. From 1988 through November 2003, Mr. Palazzolo was employed by Goldstein Golub Kessler LLP ("GGK"), where he was an audit partner from September 1999 through November 2003. While employed by GGK, from September 1999 to November 2003, Mr. Palazzolo also served as a managing director of American Express Tax and Business Services, Inc. Mr. Palazzolo holds a Bachelor of Business Administration in Accounting from Hofstra University, is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Walter Paulick has been a director since April 1992 and chairman of our nominating committee since March 2004. Mr. Paulick is currently a self-employed financial consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1980 to 1982, Mr. Paulick was employed by Key Bank, where he last held the position of vice president. From 1971 to 1980, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an associate degree in Applied Science from Suffolk Community College and Bachelor of Business Administration from Dowling College.

Kenneth McSweeney has been a director since February 1998 and chairman of our compensation committee since April 2003. Mr. McSweeney has been an independent consultant to the aerospace industry since January 1995. From 1961 to 1995, Mr. McSweeney served in various management positions for Northrop Grumman Corporation, most recently as the vice president of its Aerostructures Division and a director of business development for the Mideast and gulf coast region. Mr. McSweeney has extensive experience in aerostructures and logistics support products and is a licensed professional engineer in New York State. He holds Bachelor and Master of Science degrees in Electrical Engineering from the Polytechnic Institute of Brooklyn and a Masters degree in Business Management from CW Post College. He also completed the Executive Development Program at the Cornell School of Business and Public Administration.

A. C. Providenti has been a director and chairman of our audit committee since February 2003. Since 1984, Mr. Providenti has served as president of A.C. Providenti & Associates, Ltd., a consulting and strategic advisory firm. From 1977 to 1984, Mr. Providenti served as senior vice president for finance and administration and as an executive committee member for Northville Industries Corp., a multinational petroleum storage, trading and distribution company. Mr. Providenti holds a Bachelor's degree in Accounting from St. Francis College and a Masters of Business Administration from Fordham University.

Frank Funicelli has been with us since March 1988, serving as our Director of Operations from 1988 to 1995, our vice president of operations from 1995 to 2002, and our vice president of business development from 2002 to December 2003 and became our senior vice president, business development in January 2004. From 1977 to 1988, was employed by Fairchild Republic Company where he served as Chief Industrial Engineer, Manufacturing Engineering Manager and Director of Program Planning and Control. From 1966 to 1977, he was with Grumman Aerospace where he served as Industrial Engineer, Manager of Manufacturing Planning and Control and Program Planning and Resource Control Manager. Mr. Funicelli holds a Bachelor of Science degree in Industrial Engineering from Pratt Institute and a Master of Science in Management Engineering from C.W. Post College.

Independence of Directors

Our common stock is listed on the American Stock Exchange. As a result, we follow the rules of the American Stock Exchange in determining whether a director is independent. The board of directors also consults with our counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Kenneth McSweeney, Walter Paulick, A.C. Providenti and Eric Rosenfeld will be independent directors of our company for the ensuing year. The other remaining directors are not independent because they are currently employed by us.

Code of Ethics

In March 2004, our board of directors adopted a written code of ethics that applies to our directors, officers and employees. A copy of our code of ethics was filed as exhibit 14 to our Annual Report on Form 10-KSB for the year ended December 31, 2003. Requests for copies of our code of ethics should be sent in writing to CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717, Attention: Corporate Secretary.

Board of Directors Meetings and Committees

Our board of directors held seven meetings in 2004 and acted by unanimous written consent on one occasion. All directors attended the 2004 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No member of our board of directors attended fewer than 75% of the total number of meetings of the board and committees thereof upon which he served during 2004. We have standing compensation, audit, nominating and strategic planning committees.

Compensation Committee Information

Our compensation committee is currently comprised of Messrs. McSweeney (chairman), Paulick and Rosenfeld. The main role of the compensation committee is to review and approve the compensation that we pay to our officers. The compensation committee held six meetings during 2004.

Strategic Planning Committee Information

Our strategic planning committee is currently comprised of Eric Rosenfeld (chairman), Arthur August and Edward J. Fred. The main role of the strategic planning committee is to evaluate and analyze strategic options for the company, including potential merger or acquisition partners. The strategic planning committee held one meeting during 2004.

Nominating Committee Information and Report

General

In March 2004, the board of directors established a nominating committee comprised of Messrs. Paulick (chairman), McSweeney and Rosenfeld, each an independent director under the American Stock Exchange listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

In June 2004, the board of directors adopted a written charter and established guidelines for selecting nominees and a method by which shareholders may propose to the nominating committee candidates for selection as nominees for directors. The nominating committee charter and guidelines were filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the nominating committee for consideration as directors must submit their written recommendations to the nominating committee and include all of the information described in the section "Shareholder Proposals and Recommendations".

The nominating committee recommended to the board to nominate Kenneth McSweeney and A.C. Providenti as directors for re-election as the two Class I directors. The nominating committee did not receive proposals from any shareholders or others for suggested director candidates.

Meetings and Attendance

The nominating committee held one meeting during 2004.

Audit Committee Information and Report

General

Our audit committee is currently comprised of Messrs. Providenti (chairman), McSweeney and Paulick. All of the members of the audit committee are "independent directors" and are "financially literate" as defined under the American Stock Exchange listing standards. The current Amex listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Amex's listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

The board of directors believes that the audit committee has at least one "audit committee financial expert" (as defined in Regulation 228.401(e)(1)(i)(A) of Regulation S-B) serving on its audit committee, such "audit committee financial expert" being A.C. Providenti. The board of directors also believes that Mr. Providenti would be considered an "independent" director under Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934.

Meetings and Attendance

During the year ended December 31, 2004, the audit committee met ten times.

Principal Accountant Fees

	2004	2003
Audit Fees(1)	$221,405	$164,261
Audit-Related Fees	-0-	-0-
Tax Fees(2)	$20,600	$29,024
All Other Fees	-0-	-0-
Total	$242,005	$193,285

(1)	Represents the aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements for the years ended December 31, 2004, and December 31, 2003 and review of financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those periods. There were no additional fees billed by our principal accountant during the years ended December 31, 2004 and 2003.

(2)	Represents the aggregate fees billed for professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning for the year ended December 31, 2003.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent accountant to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in "Independent Auditor's Fees" above for 2004.

Audit Committee Report

According to our audit committee's written charter, which was adopted on March 30, 2000, as amended and restated on March 26, 2003, our audit committee's responsibilities include, among other things:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-KSB;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•	reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Management has reviewed the audited financial statements in the company's annual report on Form 10-KSB with the audit committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the audit committee asked for management's representations and reviewed certifications prepared by the chief executive officer and chief financial officer that the unaudited quarterly and audited consolidated financial statements of the company fairly present, in all material respects, the financial condition and results of operations of the company.

In performing all of these functions, the audit committee acts only in an oversight capacity. The committee reviews the company's annual reports and generally reviews its quarterly reports prior to filing with the Securities and Exchange Commission. In its oversight role, the audit committee relies on the work and assurances of the company's management, which has the responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the company's annual financial statements to generally accepted accounting principles. The audit committee has met and held discussions with management and the company's independent registered public accounting firm. Management represented to the audit committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The company's independent registered public accounting firm also provided the audit committee with the written disclosures required by independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee discussed with the independent registered public accounting firm and management the auditor's independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the company's independent registered public accounting firm. In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the audit committee recommended to the board of directors, and the has board approved, that the audited consolidated financial statements be included in the company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

A.C. Providenti
Walter Paulick
Kenneth McSweeney

Board of Directors Compensation

Each of our non-employee directors receives an annual cash fee of $10,000 (payable quarterly) and is granted options to purchase 10,000 common shares on April 1st of each year. The chairman of the audit committee receives an additional annual cash fee of $20,000 (payable quarterly) and is granted an additional 15,000 options on April 1st of each year and the chairman of the strategic planning committee receives an additional annual cash fee of $10,000 payable quarterly. Effective January 1, 2005, the chairman of the board will be paid an additional annual cash fee of $40,000 (payable quarterly) and be granted an additional 25,000 options each year. Our directors will continue to be reimbursed for the reasonable expenses they incur in attending meetings.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended December 31, 2004, 2003 and 2002, by our chief executive officer and our other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2004. ("Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name/Position	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)
Edward J. Fred	2004	243,908	203,041	-0-
Chief Executive Officer	2003	228,242	174,800	-0-
President	2002	209,287	90,330	100,000

Arthur August	2004	122,157	101,521	-0-
Chairman Emeritus	2003	126,612	184,000	-0-
	2002	317,237	180,660	85,000

Vincent Palazzolo	2004	110,485	31,725	50,000
Chief Financial Officer(1)	2003	-0-	-0-	-0-
	2002	-0-	-0-	-0-

(1)	Mr. Palazzolo became employed as our chief financial officer on May 17, 2004 at an annual base salary of $175,000.

OPTION GRANTS IN 2004

	Number of Securities Underlying Options Granted(#)	Percent of Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Vincent Palazzolo	50,000	66 2/3%	10.48	5/16/2014

(1)	We granted a total of 75,000 options to employees in the fiscal year ended December 31, 2004.

AGGREGATED OPTION EXERCISES AND OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004(#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options At December 31, 2004($) Exercisable/ Unexercisable(1)
Edward J. Fred	-0-	-0-	398,334/0	2,820,553/0
Arthur August	115,000	871,150	385,000/0	2,818,550/0
Vincent Palazzolo	-0-	-0-	50,000/0	0/0

(1)	These values are based on the difference between the closing sale price of our common stock on December 31, 2004 of $11.45 and the exercise price of the options.

Compensation Arrangements for Executive Officers

Edward J. Fred

In February 2005, we entered into an amended and restated employment agreement with Edward J. Fred, which provides for Mr. Fred to serve as our President and Chief Executive Officer until December 31, 2007. Mr. Fred's annual base salary is currently $252,000 and will increase to $267,120 on January 1, 2006 and to $283,150 on January 1, 2007. In addition, Mr. Fred is eligible to receive an annual bonus, which for the year ended December 31, 2004 was equal to 4% of our consolidated net income. For the years ending December 31, 2005, 2006 and 2007, Mr. Fred's annual bonus will be based on changes in our revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") from the prior year. 25% of the bonus amount is determined by revenues and 75% by EBITDA. To the extent that a 10% annual increase in revenues and EBITDA from the prior year is achieved, Mr. Fred will be entitled to a target annual bonus equal to 65% of his annual base salary. Should the revenue and/or EBITDA levels fall short of or exceed a 10% increase from the prior year, Mr. Fred's bonus will decrease or increase by predetermined percentages. If there is more than a 15% annual decrease in EBITDA or revenues, no EBITDA bonus or revenue bonus will be paid. If there is an annual increase of 100% or more in EBITDA or revenues, Mr. Fred's EBITDA bonus or revenue bonus will be 75% more than the target annual bonus. Both bonuses will be adjusted pro rata if EBITDA and/or revenues fall in between two designated percentages. The first $140,000 of bonus will be paid in cash and the balance will be paid half in cash and half in shares of our common stock. The shares of common stock will be valued at the average of the last sale prices of the common stock for five consecutive trading days ending two trading days before issuance. Pursuant to the terms of Mr. Fred's employment agreement, if a change of control (as such term is defined in the agreement) occurs prior to a termination by us without "cause" or by Mr. Fred for "good reason" (as such terms are defined in the agreement), we must pay him a lump sum equal to three times the total compensation (including salary and bonus) earned by him during the last full calendar year of his employment. Mr. Fred also has agreed not to compete with us during the term of his employment and for two years thereafter.

Arthur August

Under the terms of Mr. August's employment agreement, as amended, effective January 2005, he became our chairman emeritus and will serve in that position until December 31, 2005 and receive an annual base salary of $60,000. For the year ended December 31, 2004, Mr. August received an annual bonus equal to 2% of our consolidated net income. Mr. August is not entitled to receive any bonus for the year ending December 31, 2005. Mr. August is required to devote only such time to our business as he, in his sole discretion, deems necessary. Pursuant to the terms of Mr. August's employment agreement, if a change of control (as such term is defined in the agreement) occurs prior to a termination by us without "cause" or by Mr. August for "good reason" (as such terms are defined in the agreement), we must pay him a lump sum equal to three times the total compensation (including salary and bonus) earned by him during the last full calendar year of his employment. Mr. August has agreed not to compete with us during the term of his employment and for five years thereafter. As consideration for his agreement not to compete with us for an extended period of time, we agreed to pay Mr. August $300,000 in five, equal annual installments of $60,000 commencing on January 1, 2006.

Vincent Palazzolo

In February 2005, we entered into an amended and restated employment agreement with Vincent Palazzolo, which provides for Mr. Palazzolo to serve as our Chief Financial Officer until December 31, 2006. Mr. Palazzolo's annual base salary is currently $175,000 and will increase to $183,750 on August 1, 2005. In addition, Mr. Palazzolo is eligible to receive an annual bonus, which for the year ended December 31, 2004 was equal to 1% of our consolidated net income. For the years ending December 31, 2005 and 2006, Mr. Palazzolo's annual bonus will be based on changes in our revenues and EBITDA from the prior year. 25% of the bonus amount is determined by revenues and 75% by EBITDA. To the extent that a 10% annual increase in revenues and EBITDA from the prior year is achieved, Mr. Palazzolo will be entitled to a target annual bonus equal to 45% of his annual base salary. Should the revenue and/or EBITDA levels fall short of or exceed a 10% increase from the prior year, Mr. Palazzolo's bonus will decrease or increase by predetermined percentages. If there is more than a 15% annual decrease in EBITDA or revenues, no EBITDA bonus or revenue bonus will be paid. If there is an annual increase of 100% or more in EBITDA or revenues, Mr. Palazzolo's EBITDA bonus or revenue bonus will be 75% more than the target annual bonus. Both bonuses will be adjusted pro rata if EBITDA and/or revenues fall in between two designated percentages. The first $75,000 of bonus will be paid in cash and the balance will be paid half in cash and half in shares of our common stock. The shares of common stock will be valued at the average of the last sale prices of the common stock for five consecutive trading days ending two trading days before issuance. Pursuant to the terms of Mr. Palazzolo's employment agreement, if a change of control (as such term is defined in the agreement) occurs prior to a termination by us without "cause" or by Mr. Palazzolo for "good reason" (as such terms are defined in the agreement), Mr. Palazzolo may elect to receive a lump sum equal to $50,000 within 10 days of such election in lieu of his compensation and benefits under the employment agreement. Mr. Palazzolo also has agreed not to compete with us during the term of his employment and for two years thereafter.

Employee Benefit Plans

In October 2000, we adopted the Greit Plan for the purpose of offering senior management a deferred compensation death benefit plan that would provide a tax-free benefit for senior management and which would be tax-neutral to us. Pursuant to the plan, we made a non-interest bearing loan to Arthur August in the amount of $150,000, which Mr. August used to purchase a Greit Plan. This plan has since been terminated and the surrender value of the Greit Plan has been returned to Mr. August. Mr. August has placed the proceeds from the surrender value in an annuity in our name, which will appreciate to at least $150,000 by September 2011 in order to repay the loan made to him. Mr. August also assigned to us an insurance policy on his life in the amount of $150,000 and agreed to maintain it until the date upon which the annuity matures. Accordingly, the loan to Mr. August will be repaid upon the maturity date of the annuity or upon the death of Mr. August, whichever occurs first.

Stock Option Plans

Performance Equity Plan 2000

The Performance Equity Plan 2000 authorizes the grant of 830,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock based awards. As of December 31, 2004, options to purchase an aggregate of 810,000 common shares had been granted under this plan of which 700,750 options remain outstanding at exercise prices ranging from $1.20 to $10.24 per share. As of April 11, 2005, no common shares remain available for grant.

1998 Performance Equity Plan

The 1998 Performance Equity Plan authorizes the grant of 463,334 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock based awards. As of December 31, 2004, options to purchase an aggregate of 452,668 common shares had been granted, of which 215,334 remain outstanding at exercise prices ranging from $2.53 to $11.31 per share. As of April 11, 2005, options to purchase 666 common shares remain available for grant.

1995 Stock Option Plan

The 1995 Employee Stock Option Plan authorizes the grant of 200,000 stock options and stock appreciation rights. As of December 31, 2004, options to purchase an aggregate of 176,190 common shares had been granted, of which 136,668 remain outstanding at exercise prices ranging from $6.27 to $10.48 per share. As of April 11, 2005, options to purchase 3,810 common shares remain available for grant.

1992 Employee Stock Option Plan

The 1992 Employee Stock Option Plan authorized the grant of 83,334 options, all of which have been granted and 41,002 shares remain outstanding at exercise prices ranging from $2.59 to $6.27 per share. No more shares may be granted under this plan.

Other Options and Warrants

On February 19, 2003, we issued to EarlyBirdCapital, Inc. (and its designees) five-year warrants to purchase an aggregate of 200,000 common shares as compensation for acting as underwriter for our February 2003 public offering. The exercise price of the warrants is $4.40 per share. As of December 31, 2004, warrants to purchase 5,000 common shares had been exercised.

On February 1, 2002, we granted to John Aneralla, the stepson of Arthur August, five-year non-plan options to purchase 5,000 common shares as compensation for consulting services. The exercise price of the options is $1.65, the fair market value of our common shares on the date of grant. As of December 31, 2004, none of these options had been exercised.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2004 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)

Equity Compensation Plans Approved by Security Holders	1,093,753	$4.65	59,476

Equity Compensation Plans Not Approved by Security Holders(1)	200,000	$4.33	-0-

(1)	See "Other Options and Warrants" for a description of these plans.

Certain Relationships and Related Transactions

For information concerning employment agreements with, compensation of, and stock options granted to our executive officers and directors, see "Executive Compensation — Employment Agreements" and "— Stock Option Plans."

Prior to our February 2003 public offering, Ralok, Inc. had the right to acquire 333,334 of our common shares by converting a promissory note it received in connection with our purchase of Kolar Machine, Inc. in the principal amount of $4 million. Accordingly, Mr. Liguori, the President of Ralok, was deemed the beneficial owner of 10.6% of our common shares. On February 19, 2003, with the proceeds we received from our public offering, we purchased the $4 million convertible promissory note (which had accrued interest in the amount of $1,131,233 at such date) for $2,700,000 and at that date Mr. Liguori ceased to be deemed a beneficial owner of 10.6% of our common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required by regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required during the year ended December 31, 2004, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Arthur August filed two Form 4s late, one of which disclosed one option exercise transaction and one of which disclosed five open market sale transactions, and each of Messrs. Rosenfeld, McSweeney, Paulick and Providenti filed one Form 4 late which disclosed one option grant transaction.

PROPOSAL 2

AMENDMENT TO OUR PERFORMANCE EQUITY PLAN 2000

On August 8, 2000, our shareholders adopted the Performance Equity Plan 2000 covering 700,000 shares of our common stock, under which our officers, directors, employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock-based awards. The plan was amended on September 21, 2001 to increase the number of shares issuable under the plan to 830,000. As of April 11, 2005, no shares of common stock are available under the plan for future grants. Our board of directors proposes to amend the plan to increase the number of shares issuable under the plan by an additional 400,000 shares. The board believes that the increase in the size of the plan is necessary to enable us to continue to attract and retain employees, consultants and board members of the highest caliber and provide increased incentive for them to promote our well-being through the grant of options.

Summary of the Plan

The following summary of the Performance Equity Plan 2000 does not purport to be complete, and is subject to and qualified in its entirety by reference to the plan.

Administration

The plan is administered by our board or our compensation committee. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

A total of 830,000 shares of our common stock have currently been reserved and no shares of our common stock are available for grant under the plan. Shares of our common stock reserved for issuance under stock options that cease to be subject to these options, and any shares of stock subject to other awards that are forfeited or terminated, will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then the number of shares available under the plan will be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event which results in a change in the shares of common stock as a whole, the board or committee may determine whether the change equitably requires adjusting the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

We may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options.    The plan provides both for "incentive" stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. Additionally, if the stock option is granted in connection with the recipient's hiring, promotion or similar event, the exercise price may not be less than the fair market value of the common stock on the trading date immediately preceding the date on which the recipient is hired or promoted if the grant of the stock option occurs not more than 120 days after the date of the hiring, promotion or other event. The number of shares covered by incentive stock options which may be exercised by participants during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from August 8, 2000 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder's lifetime, or in the event of legal incapacity or incompetency, the holder's guardian or legal representative. However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder's employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder's vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder's employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of three years from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder's employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder's employment is terminated by us without cause, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the board or committee may determine or the balance of the stock option's term.

Stock Appreciation Rights.    Under the plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.    Under the plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled.

Deferred Stock.    Under the plan, we may award shares of deferred stock either alone or in addition to other awards granted under the plan. The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards.

Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. The holder shall not have any rights of a shareholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock. The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event. This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Certain Awards Deferring or Accelerating the Receipt of Compensation.    To the extent applicable, all awards granted under the plan are intended to comply with Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004 relating to deferred compensation under nonqualified deferred compensation plans. The committee, in administering the plan, plans on restricting provisions of any awards made under the plan permitting deferred receipt of an award, or acceleration of vesting, to those consistent with this intent. Our board of directors may amend the plan to comply with Section 409A of the Internal Revenue Code in the immediate future.

Stock Reload Options.    Under the plan, we may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A stock reload option permits a holder who exercises a stock option by delivering stock owned by the holder for a minimum of six months to receive a new stock option at the current market price for the same number of shares delivered to exercise the option. The board or committee determines the terms, conditions, restrictions and limitations of the stock reload options. The exercise price of stock reload options shall be the fair market value as of the date of exercise of the underlying option. Unless otherwise determined, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the underlying option.

Other Stock-Based Awards.    Under the plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information

If a holder's employment with us or a subsidiary of ours is terminated for any reason whatsoever, and within 12 months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, us,

•	solicits any of our customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside our company any of our confidential information or material in violation of our policies or any agreement between us and the holder,

the board or the committee may require the holder to return to us the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is 12 months prior to the date the holder's employment with us is terminated.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until August 8, 2010. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder's consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options

The holder will recognize no taxable income upon the grant of an incentive stock option. The holder will realize no taxable income when the incentive stock option is exercised if the holder has been employed by us or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the holder is disabled. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the holder, the holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the holder.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:

•	the holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares, and

•	we will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

Non-qualified Stock Options

With respect to non-qualified stock options:

•	upon grant of the stock option, the holder will recognize no income;

•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the holder.

On a disposition of the shares, the holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the holder held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the holder timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights

Upon the grant of a stock appreciation right, the holder recognizes no taxable income and we receive no deduction. The holder recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock

A holder who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the holder has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, determined without regard to the restrictions, over the consideration paid for the restricted stock. If a holder makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on the forfeiture. The loss will be a capital loss if the shares are capital assets. If a holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the holder makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the holder, in its taxable year in which the income is included in the holder's gross income. The income recognized by the holder will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the holder and will be deductible by us subject to the reasonableness limitation. If, however, the holder makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the holder, but will not be deductible by us.

Deferred Stock

A holder who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the holder does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "restricted stock."

Other Stock-Based Awards

The federal income tax treatment of other stock-based awards will depend on the nature of the award and the restrictions applicable to the award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON GRANT OF OPTIONS AND OTHER STOCK-BASED AWARDS THEREUNDER.

INDEPENDENT AUDITOR

A representative of J.H. Cohn LLP, our auditors for the year ended December 31, 2004, is expected to be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The board of directors has selected the independent registered public accounting firm of J.H. Cohn LLP as our auditors for the year ending December 31, 2005.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, we will be required to pay them reasonable fees and reimburse expenses incurred by them in rendering solicitation services.

2006 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2006 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by December 30, 2006. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder's number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the nominating committee a candidate for election to the board of directors should send their letters to CPI Aerostructures, Inc., 60 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating Committee. The corporate secretary will promptly forward all such letters to the members of the nominating committee. Shareholders must follow certain procedures to recommend to the nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable the nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual meeting of shareholders, the corporate secretary must receive the shareholder's recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for the company to conduct a background investigation, including the right to obtain education, employment and credit information;

•	The number of shares of common stock of the company beneficially owned by the candidate;

•	The information that would be required to be disclosed by the company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with the board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2006 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than March 10, 2006.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including our audited financial statements and supplementary data, management's discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk.

OTHER MATTERS

The board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Edward J. Fred, Secretary

Edgewood, New York
April 22, 2005

PROXY

CPI AEROSTRUCTURES, INC. — PROXY

Solicited By The Board Of Directors
for Annual Meeting To Be Held on May 24, 2005

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation ("Company"), hereby appoints Eric Rosenfeld and Edward J. Fred, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting to be held on May 24, 2005 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:

1.	Election of the following directors:
	FOR all nominees listed below, except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed below

Kenneth McSweeney
A.C. Providenti

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

2.    To approve an amendment to the Performance Equity Plan 2000 to increase the number of shares available for issuance under the Plan.

FOR	AGAINST	ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

    I plan on attending the Annual Meeting.

Date:	, 2005

Signature

Signature if held jointly
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.